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                                                                     Exhibit 4.3


                                                                  EXECUTION COPY

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                    CHIPPAC INTERNATIONAL COMPANY LIMITED,
                                    Issuer


                                CHIPPAC, INC.,
                                   Guarantor


                  12 3/4% Senior Subordinated Notes Due 2009



                         FIRST SUPPLEMENTAL INDENTURE



                          Dated as of August 5, 1999



                        FIRSTAR BANK OF MINNESOTA, N.A.

                                  as Trustee


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                    THIS FIRST SUPPLEMENTAL INDENTURE, dated as of August 5,
               1999, between ChipPAC International Company Limited, a British Virgin Islands corporation (the "Issuer"), ChipPAC, Inc., a California corporation (the "Company") and Firstar Bank of Minnesota, N.A., as trustee (the "Trustee"), amends and supplements the Indenture (as defined below).

                                   RECITALS

          1. ChipPAC International Limited (the "Predecessor Issuer"), ChipPAC Merger Corp. ("MergerCo") and the Trustee entered into the Indenture, dated as of July 29, 1999 (the "Indenture), relating to the Predecessor Issuer's 12 3/4% Senior Subordinated Notes Due 2009 (the "Notes"); and

          2. The Predecessor Issuer has merged with and into a wholly owned subsidiary of ChipPAC, Inc. as contemplated by the Indenture (the "First Merger"), and the surviving corporation has been renamed ChipPAC International Company Limited; and

          3. MergerCo has merged with and into the Company as contemplated by the Indenture (the "Second Merger").


                                   AGREEMENT

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally binding, the parties hereto hereby agree as follows:

          Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

          Section 2. The Issuer hereby acknowledges and agrees that, by virtue of the First Merger and by operation of law, it has become a party to the Indenture and has assumed all of the liabilities and obligations of the Predecessor Issuer under the Indenture and the Notes in accordance with Article 5 of the Indenture.

          Section 3. The Company hereby acknowledges and agrees that, by virtue of the Second Merger and by operation of law, it has become a party to the Indenture and has assumed all of the liabilities and obligations of MergerCo under the Indenture, the Company Guaranty contained therein and the Notes in accordance
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with Article 5 of the Indenture.

          Section 4. Pursuant to Section 9.05 of the Indenture, the Issuer and the Company shall issue and the Trustee shall authenticate new Notes that reflect this First Supplemental Indenture.

          Section 5. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          Section 6. This First Supplemental Indenture may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

          Section 7. This First Supplemental Indenture is an amendment supplemental to the Indenture and said Indenture and this First Supplemental Indenture to the Indenture shall henceforth be read together.
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          IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be executed as of the day and year first above written.


                                   CHIPPAC INTERNATIONAL COMPANY
                                   LIMITED,

                                     by /s/ P. J. Kim
                                        ________________________
                                        Name:  /s/ P. J. Kim
                                        Title: Secretary


                                   CHIPPAC, INC.,

                                     by /s/ Tony Lin
                                        ________________________
                                        Name:  Tony Lin
                                        Title: Chief Financial Officer


                                   FIRSTAR BANK OF MINNESOTA,
                                   N.A., as Trustee,

                                     by /s/ Frank Leslie
                                        ________________________
                                        Name:  Frank Leslie
                                        Title: Vice President